FORM 8-K - CURRENT REPORT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K





                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  November 10, 1998


                        NATIONAL PROPERTY INVESTORS III
             (Exact name of registrant as specified in its charter)



              California               0-9567                13-2974428
    (State or other jurisdiction     (Commission          (I.R.S. Employer
         of incorporation or         File Number)          Identification
            organization)                                      Number)



                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of Principal Executive Office)

       Registrant's telephone number, including area code (864) 239-1000

                                      N/A
                 (Former address, if changed since last report)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As of November 10, 1998, Imowitz Koenig & Co., LLP, the independent accountant previously engaged as the principal accountant to audit the financial statements of National Property Investors III (the "Registrant" or the "Partnership"), was dismissed.

The audit reports of Imowitz Koenig & Co., LLP, on the financial statements of the Partnership as of and for the years ended December 31, 1997 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was recommended by the Managing General Partner of the Partnership.

During the Partnership's two most recent fiscal years and any subsequent interim period preceding the change, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report. In addition, there have been no "reportable events" (as defined in paragraph (a)(1)(iv)(B) of Item 304 of regulation S-B) during the periods noted above.

The Registrant has provided a copy of this disclosure to the former accountant, and the Registrant requested that the former accountant furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant, and, if not, stating the respects in which it does not agree. A copy of the former accountant's response indicating agreement is included as an exhibit to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)  Exhibits

            16. Letter dated November 11, 1998, from the Registrant's former independent accountant regarding its concurrence with the statements made by the Registrant in this Current Report.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               NATIONAL PROPERTY INVESTORS III

                               By:          NPI EQUITY INVESTMENTS, INC.
                                            Its Managing General Partner


                               By:          /s/Patrick Foye
                                            Patrick Foye
                                            Executive Vice President


                               Date:        November 16, 1998